UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported) : August 16, 2011

Commission file number:	000-49852

DAHUA INC.
(Exact name of small business issuer as specified in its charter)

Delaware	04-3616479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8th Floor, Officer Tower 3, Henderson Center, 18# Jianguomennei Street Dongcheng District, Beijing, China 100005
(Address of principal executive offices)

86-10-6480-1527
(Issuer's telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)
☐   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the     Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the     Exchange Act (17 CFR 240.13e-4(c)).

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

On June 14, 2011 the Board of Directors of Dahua Inc. (the “Company”) approved the termination of Child, Van Wagoner& Bradshaw PLLC (“Child”) as the Company’s independent certified public accounting firm for the reason that the company made the decision to stop filing to the SEC and removed to the pink sheet voluntarily. The Company will not take on a new auditor. .

The Company’s financial statements for the years ended 2010 and 2009 were audited by Child.   Child’s reports on our  financial statements for the two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended 2010 and 2009, the interim period ended March 31, 2011, and through the date of discontinuance of Child’s engagement as the Company’s independent accountant, there were no disagreements with Child on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Child, would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

The Company has provided Child with a copy of this Form 8-K/A prior to its filing with the SEC and requested it to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Child’s letter to the SEC, dated August 16, 2011.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Descriptions

16.1	Letter from Child, Van Wagoner& Bradshaw PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2011	By:	/s/ Yonglin Du
President